THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

June 30, 2016

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares representing ordinary shares of
SCMP Group Limited
(Form F-6 File No 033-51010)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for SCMP Group Limited. The change is effective July 6, 2016.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the form of American Depositary Receipts that evidence the American Depositary Shares with the revised name for SCMP Group Limited, which has been changed to Armada Holdings Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the removal of the Par Value and the new name as follows:

“Armada Holdings Limited”.

Please contact me with any questions or comments at 212 815-8223.

Agness Moskovits

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)